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                                   AMENDMENT
                                       TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                            PUTNAM VARIABLE TRUST,
               PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP AND
                         METLIFE INSURANCE COMPANY USA

     THIS AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of
March 6, 2017, amends the Participation Agreement dated as of June 1, 2001, as amended (the "Agreement") among METLIFE INSURANCE COMPANY USA ("Company"), PUTNAM VARIABLE TRUST (the "Trust"), and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (the "Underwriter"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                                WITNESSETH THAT:

WHEREAS, on March 6, 2017, the Company changed its name to Brighthouse Life Insurance Company;

WHEREAS, the parties desire to amend the Agreement to update the Account listed in Schedule A and to further modify the Agreement as provided herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1. The name of the Company in the Agreement is hereby changed to Brighthouse Life Insurance Company;

2. ARTICLE XII of the Agreement entitled "Notices" is hereby amended, in relevant part, as follows:

           "If to the Company:

           Brighthouse Life Insurance Company
           One Financial Center, 21st Floor
           Boston, MA 02111
           Attn: The Law Group

3. Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A hereto attached.

4. In all other respects, the terms of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the Company, Trust and the Underwriter hereto have caused this Amendment to be executed in their names and on their behalf by their duly authorized representatives hereto as of the date specified above.


METLIFE INSURANCE COMPANY USA
(TO BE RENAMED BRIGHTHOUSE LIFE
INSURANCE COMPANY AS OF MARCH 6, 2017)
By its authorized officer,

By: [/s/ illegible]
     ---------------------------------
Name:
      --------------------------------
Title:
       -------------------------------


PUTNAM VARIABLE TRUST
By its authorized officer,

By: /s/ Michael Higgins
    ---------------------------------
Name: Michael Higgins
Title: Fund Treasurer


PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
By its authorized officer,

By: /s/ Mark Coneeny
    ---------------------------------
Name: Mark Coneeny
Title: Head of Rel. Mgmt.

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                                   SCHEDULE A

                                    ACCOUNTS
                                    --------

              Brighthouse Fund UL III for Variable Life Insurance

                     Brighthouse Separate Account CPPVUL1

                    Brighthouse Variable Annuity Account C

                    Brighthouse Variable Life Account Eight

                     Brighthouse Variable Life Account One